Exhibit 99.1
PRESS RELEASE	Contact: Debra Cope
May 26, 2022	(202) 468-3814

MainStreet Bank Promotes Tom Floyd to Chief Lending Officer

Five-Year Veteran of Bank Oversees Growing $1.4 Billion Loan Portfolio

Fairfax, Virginia – May 26, 2022 - MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP), the holding company for MainStreet Bank, announced it has promoted Tom Floyd to Chief Lending Officer, entrusting him with strategic leadership over a growing loan portfolio that currently exceeds $1.4 billion.

Floyd, who joined the $1.8 billion-asset bank in 2017, was previously Senior Vice President and Regional Lending Manager. He has consistently been one of MainStreet Bank’s top performing lenders, with a special focus on real estate and construction lending. Floyd has been a commercial lender on the Washington, D.C., banking scene since 2007, working for community as well as regional banks.

“Tom has been a lending powerhouse and a great team player since his arrival at MainStreet Bank,” said Abdul Hersiburane, President of MainStreet Bank.  “We have always managed our loan portfolio with meticulous care, and Tom really excels at structuring credits to align with our risk tolerance while keeping customers’ changing needs in the forefront.”

“The vibrant metropolitan Washington business community continues to generate strong loan demand,” said Floyd. “I’m thrilled to work with MainStreet Bank’s lenders and customers to make sure we are bringing forward smart, creative solutions to meet diverse credit needs across our region.”

Floyd earned a Bachelor of Science in finance from Virginia Tech. He is also a graduate of the Virginia Bankers Association School of Bank Management. As Chief Lending Officer, he is filling a vacancy created by the departure of an executive who left to pursue another opportunity.

ABOUT MAINSTREET BANK:  MainStreet Bank will launch its proprietary Fintech Banking as a Service (BaaS) and Software as a Service (SaaS) solution called Avenu™ later this year to provide a comprehensive solution for the Fintech community.  Go to Avenu.bank for more information and to join the queue.

MainStreet operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, and Washington D.C.  MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution.  The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate.  MainStreet also works with the SBA to offer 7A and 504 lending solutions.  From sophisticated cash management to enhanced mobile banking and instant-issue debit cards, MainStreet Bank is always looking for ways to improve our customer's experience.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties.  The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,”

“project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of the novel coronavirus (COVID-19) outbreak, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.  We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made.  In addition, our past results of operations are not necessarily indicative of future performance.